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March 20, 2007
Mr. Joe Wallen
B & B Oil, Inc.
305 West <?xml:namespace prefix = st1 />Burbank
Fredericksburg, Texas78624
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                        RE:       Tex. R. Civ. P. 11 Agreement
Quest Oil Corporation v. Joseph F. Wallen and B&B Oil, Inc.; Cause No. 11259; 216th District Court; Gillespie County, Texas

Dear Mr. Wallen:

            This will confirm our agreement that the Temporary Restraining Order issued and entered by the Court on March 15, 2007 at 2:00 p.m. in the above-referenced cause is hereby extended by the agreement of Quest Oil Corporation and Joseph F. Wallen and B&B Oil, Inc. for a period of at least thirty-two (32) days.

            The parties further agree that the Temporary Injunction hearing currently scheduled for March 23, 2007 will need to be rescheduled for a date on or around April 16, 2007.  Accordingly, pursuant to Tex. R. Civ. P. 680, Joseph F. Wallen and B & B Oil, Inc. hereby agree to abide by and be subject to the Temporary Restraining Order issued and entered by the Court in the above-referenced cause until April 16, 2007 or until a Temporary Injunction hearing can be heard by the Court.

            This will also confirm that you (on behalf of both yourself, individually, and B&B Oil, Inc.) have consulted with counsel and/or have had the opportunity to consult with counsel prior to entering into this agreement.  If the foregoing accurately reflects the agreements between the parties in the above-referenced cause, please sign in the space where indicated below and return this document to me for filing with the Court.  If it does not, please contact me immediately.

            Thank you for your courtesies.

                                                                                    Sincerely,

                                    /s/ Ryan J. Browne

Ryan J Browne
                                                                                    Counsel for Plaintiff Quest Oil Corporation

AGREED TO:

/s/ Joseph F. Wallen
_________________________________________
Joseph F. Wallen, Individually

/s/ Joseph F. Wallen
_________________________________________
B & B Oil, Inc.
By:       Joseph F. Wallen
Its:        President